As filed with the U.S. Securities and Exchange Commission on April 16, 2026

Registration No. 333-291044

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 ON FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHWEST BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	94-3306718 (I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 800
Bethesda, MD 20814
(240) 497-9024

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Linda F. Powers
Chief Executive Officer
Northwest Biotherapeutics, Inc.
4800 Montgomery Lane, Suite 800
Bethesda, MD 20814
(240) 497-9024

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian J. Lane, P.C.

Gibson, Dunn & Crutcher LLP

1700 M Street, N.W.

Washington, D.C. 20036-4504

Telephone (202) 955-8500

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, AS AMENDED or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

EXPLANATORY NOTE

We previously filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) on October 24, 2025 (File No. 333-291044) (the “October 2025 Registration Statement”). Upon filing our Annual Report on Form 10-K for the year ended December 31, 2025, we ceased to be eligible to use Form S-3. Accordingly, we are filing this Post-Effective Amendment No. 1 to convert the Registration Statement from Form S-3 to Form S-1.

This Registration Statement on Form S-1 constitutes a post-effective amendment to the October 2025 Registration Statement. The October 2025 Registration Statement registered, in relevant part, and this Post-Effective Amendment No. 1 is being filed to continue the registration of:

•	the sale and issuance of up to 247,760,932 shares of common stock issuable upon conversion of up to $52.5 million of convertible promissory notes issued by the Company at a weighted average conversion price of $0.21 per share;

•	the sale and issuance of up to 92,081,587 shares of common stock issuable upon exercise of warrants issued by the Company at a weighted average exercise price of $0.27 per share.

No additional securities are being registered under this Post-Effective Amendment No. 1. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the October 2025 Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 16, 2026

PROSPECTUS

Northwest Biotherapeutics, Inc.

339,842,519 Shares of Common Stock

This prospectus relates to the sale and issuance of the following shares our common stock (the “Conversion Shares”):

•	the sale and issuance of up to 247,760,932 shares of common stock issuable upon conversion of up to $52.5 million of convertible promissory notes issued by the Company at a weighted average conversion price of $0.21 per share (the “Convertible Notes”); and

•	the sale and issuance of up to 92,081,587 shares of common stock issuable upon exercise of warrants issued by the Company at a weighted average exercise price of $0.27 per share (the “Warrants” and together with the Convertible Notes, the “convertible securities”)

You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO.” On April 15, 2026, the last reported sale price of our common stock was $0.20. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

We will receive proceeds from our issuance of common stock upon a cash conversion of the Warrants. If the full amount of the Warrants is exercised for cash (meaning we issue the maximum possible number of shares of common stock upon conversion of the Warrants), we will receive gross cash proceeds of approximately $25.1 million. There can be no assurance that any warrantholder will undertake a cash conversion of their Warrants. We will not receive additional cash proceeds from the conversion of any Convertible Notes.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 15 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April         , 2026

Important Notice about the Information Presented in this Prospectus

We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus or in any of the documents that are incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus nor any accompanying supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission and provides you with a general description of the Conversion Shares offered by us. From time to time, we may file one or more prospectus supplements to add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplements, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and other reports we file with the SEC on the SEC’s website, as further described below under the heading “Where You Can Find More Information.”

Unless otherwise expressly provided or the context otherwise requires, the terms “Northwest Biotherapeutics,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to Northwest Biotherapeutics, Inc. and its subsidiaries.

There must be a current state blue sky registration or exemption from such registration for you to purchase or sell these securities.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker of such transaction must also be registered in that state.

We cannot guarantee that we will be able to effect any required blue sky registrations or qualifications. You will have the ability to purchase these securities only if such securities have been qualified for sale under the laws of the state where the offer and sale is to occur, or if they fall within an exemption from registration. We will not knowingly sell any securities to purchasers in jurisdictions in which such sales are not registered or otherwise qualified for issuance or exempt from registration. As a result, there may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.

ABOUT NORTHWEST BIOTHERAPEUTICS, INC.

We are a biotechnology company focused on developing personalized immune therapies for cancer. We have developed a platform technology, DCVax®, which uses activated dendritic cells to mobilize a patient’s own immune system to attack their cancer.

Our lead product, DCVax®-L, is designed to treat solid tumor cancers in which the tumor can be surgically removed. We have completed a 331-patient international Phase III trial of DCVax-L for Glioblastoma multiforme brain cancer (GBM), published the results in the JAMA Oncology peer reviewed journal, and on December 20, 2023 we submitted a Marketing Authorization Application (MAA) for commercial approval in the U.K. We plan to conduct clinical trials of DCVax-L for other solid tumor cancers in the future, when resources permit. Our second product, DCVax®-Direct, is designed to treat inoperable solid tumors. A 40-patient Phase I trial has been completed, and included treatment of a diverse range of more than a dozen types of cancers. We plan to work on preparations for Phase II trials of DCVax-Direct as resources permit.

Corporate Information

We were formed in 1996 and incorporated in Delaware in July 1998. Our principal executive offices are located in Bethesda, Maryland, and our telephone number is (240) 497-9024. Our website address is www.nwbio.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operation, financial condition or prospects.

THE OFFERING

Securities Offered:	An aggregate of potentially up to 339,842,519 shares of common stock is being offered.

Shares of Common Stock Outstanding Assuming Exercise of all Convertible Securities:	1,946,699,530 shares of common stock(1)

Risk Factors:	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in the other documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, that are incorporated by reference into this prospectus.

Use of Proceeds:	We intend to use any net proceeds from the issuance of the Conversion Shares for general corporate purposes, which may include working capital, capital expenditures (including production facilities in the UK), research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, and acquisitions of new technologies and investments. There can be no assurance that any holder of convertible securities will exercise those securities. See “Use of Proceeds” on page 7 of this prospectus.

Market for the Common Stock:	Our common stock is listed on the OTCQB tier of the OTC Markets under the symbol “NWBO”.

(1)  The number of shares of our common stock outstanding after this offering is based on 1,606,857,011 shares outstanding as of March 31, 2026.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, including the uncertainties associated with product development, the risk that products that appeared promising in early clinical trials do not demonstrate safety and efficacy in larger-scale clinical trials, the risk that we will not obtain approval to market our products, the risks associated with dependence upon key personnel and the need for additional financing, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Many factors could affect our actual results, including those factors described under “Risk Factors” in our Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	risks related to our abilities to carry out intended manufacturing expansions, validation and scale-up;

•	risks related to our need for additional financing and our ability to obtain such additional financing;

•	risks related to our ability to continue as a going concern;

•	risks related to our ability to identify and remediate the material weaknesses in our internal control over financial reporting;

•	risks related to the progress, timing and results of clinical trials, our reliance on third parties for the management of clinical trials, and research and development efforts involving our product candidates;

•	risks related to patient follow-up, data collection and validation, and data analysis in connection with clinical trials;

•	risks related to whether our products will demonstrate safety and efficacy;

•	risks related to our commercialization efforts and commercial opportunity for our DCVax product;

•	risks related to the submission of applications for and receipt of regulatory clearances and approvals;

•	risks related to our ability to successfully compete against (i) generic medicinal products that may be approved or (ii) our competitors who have substantially greater resources than we do;

•	risks and uncertainties related to our ability to carry out Specials cases (in the U.K.), Right to Try and/or compassionate use cases (in the U.S.) and/or other early or conditional or limited approvals;

•	risks related to our dependence upon key personnel;

•	risks related to our reliance on third-party manufacturers, where applicable;

•	risks related to potential product liability claims or environmental regulatory requirements, and our ability to obtain adequate insurance in relation thereto on reasonable terms or at all;

•	risks related to our intellectual property rights and potential infringement claims;

•	risks related to possible reimbursement and pricing;

•	uncertainties about estimates of the potential market opportunity for our product candidates;

•	uncertainties about our estimated expenditures and projected cash needs;

•	uncertainties about our expectations about partnering, licensing and marketing; and

•	our broad discretion over the use of proceeds from any offering.

You should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any accompanying prospectus supplement, in the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or any accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or any accompanying prospectus or the date of any document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Use Of Proceeds

We will receive proceeds from our issuance of common stock upon a cash conversion of the Warrants. If the full amount of the Warrants is exercised for cash (meaning we issue the maximum possible number of shares of common stock upon conversion of the Warrants), we will receive gross cash proceeds of approximately $25.1 million. There can be no assurance that any warrantholder will undertake a cash conversion of their Warrants. We will not receive additional cash proceeds from the conversion of any Convertible Notes.

We intend to use any net proceeds from the issuance of the Conversion Shares for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, and acquisitions of new technologies and investments. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

We will bear all other costs, fees and expenses incurred in effecting the registration of the offer and sale of the shares of common stock covered by this prospectus and any accompanying prospectus supplement.

DILUTION

In purchasing Conversion Shares, the buyer’s interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2025 was $(101.4) million, or $(0.07) per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the potential sale by us of up to 339,842,519 shares of our common stock in this offering at the weighted average offering price of $0.228 per share, and after deducting original issue discount and estimated offering expenses payable by us, our net tangible book value as of December 31, 2025 would have been approximately $(23.8) million, or $(0.01) per share of common stock.

The following table illustrates the dilution:

Offering price per Conversion Share		$0.228
Net tangible book value per share as of December 31, 2025	$(0.07)
Increase in net tangible book value per share after the offering of Conversion Shares	$0.06
Pro forma net tangible book value per share after the offering of Conversion Shares		$(0.01)
Dilution per share to the investor in the offering of Conversion Shares		$0.238

The above table is based on 1,555.4 million shares outstanding, including redeemable shares, as of December 31, 2025 and excludes shares underlying derivative securities.

To the extent that any outstanding options or warrants are exercised, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price for the Conversion Shares, there will be further dilution to the investor.

Description Of Common Stock

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws, as amended (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part or incorporated by reference to our other filings with the SEC.

General

Under our Certificate of Incorporation, we have authority to issue 2,600,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2026, there were 1,606,857,011 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock. As of the date of this prospectus, we have not declared or paid any cash dividends on our shares of common stock.

Voting Rights

Holders of common stock are entitled to one vote per share and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

The transfer agent and registrar for our common and preferred stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, Texas 77842 and its phone number is (866) 282-9695.

Listing

Our common stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO.”

Certain Anti-Takeover And Indemnification Provisions Of Our Certificate Of

Incorporation And By-Laws And Delaware Law

The following is a summary of certain anti-takeover and indemnification provisions of the DGCL and our Certificate of Incorporation and Bylaws which affect us and our stockholders. Such provisions of the DGCL and our Certificate of Incorporation and Bylaws may make more difficult the acquisition of the Company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. The description below is intended as only a summary. You can access more information by referring to the DGCL and our Certificate of Incorporation and Bylaws, and the following summary is qualified in its entirety by reference such documents and the applicable provisions of the DGCL.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation, as amended, and our Bylaws, each as currently in effect, also contain certain provisions that may delay, discourage or make more difficult a third-party acquisition of control of us:

•	a classified board of directors, with three classes of directors, each serving for a staggered three-year term, such that not all members of the board of directors may be elected at one time;

•	any vacancies on the board of directors may be filled by a majority of the directors then serving, although not a quorum;

•	shareholders may not cumulate votes in the election of directors;

•	a director may be removed from office only for cause at a special meeting of stockholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is being sought;

•	the ability of the board of directors to issue preferred stock that could dilute the stock ownership of a potential unsolicited acquirer and so possibly hinder an acquisition of control of us that is not approved by our board of directors, including through the use of preferred stock in connection with a shareholder rights plan which we could adopt by action of the board of directors;

•	the requirement that certain provisions of the Certificate of Incorporation, including some of the provisions discussed herein, can only be amended with an affirmative vote of the holders at least two-thirds of the then-outstanding voting stock;

•	the requirement that the Bylaws may be amended by the board of directors or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 66 2/3% of the then outstanding voting stock is required;

•	the requirement for shareholders to satisfy advance notice procedures to submit proposals or nominate directors for consideration at a stockholders meeting;

•	the restriction that special meetings of the shareholders may only be called by the Chairman of the Board (if any) or the Chief Executive Officer and shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote of a majority of the Corporation’s directors; and

•	the limitation of matters to be acted upon at an annual meeting of stockholders to those matters proposed by the Company or properly brought before the meeting and the limitation of matters to be acted upon at a special meeting of stockholders to matters which we place on the agenda for the meeting.

Delaware Takeover Statute

We are governed by Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Copies of our Certificate of Incorporation and Bylaws, as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Limitation of Liability; Indemnification

Our Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty to the fullest extent permitted by the DGCL. Our Bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and also provide that we must pay expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Northwest Biotherapeutics pursuant to the foregoing provisions or otherwise, the SEC has announced that, in the opinion of the SEC, indemnification under the Securities Act is against public policy and is unenforceable.

Plan Of Distribution

The common stock referenced on the cover page of this prospectus will be offered solely by us and will be issued and sold upon the exercise of the outstanding convertible securities as described herein. No fractional shares of common stock will be issued upon exercise of the outstanding convertible securities.

Experts

The consolidated financial statements of Northwest Biotherapeutics appearing in Northwest Biotherapeutics’ Annual Report on Form 10-K as of and for the years ended December 31, 2025 and December 31, 2024 have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as set forth in their report thereon, included therein (which contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern), and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Validity Of The Securities

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP or others named in the applicable prospectus supplement.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. Information about us, including a link to our SEC filings, is also available on our website at“www.nwbio.com”. However, the information included on our website is not a part of this prospectus or any prospectus supplement.

 This prospectus is part of a registration statement on Form S-1 that we filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You can obtain a copy of the registration statement from the SEC’s website.

Incorporation Of Certain Documents By Reference

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. Incorporation by reference allows us to disclose important information to you by referring you to those other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Statements contained in documents that we file with the SEC that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC, which documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on April 15, 2026;

(2)	Our Current Reports on Form 8-K filed on January 2, 2026, January 15, 2026 and April 7, 2024; and

(3)	The description of our common stock contained in our registration statement on Form 8-A filed November 14, 2012, as updated by the description of our common stock contained in Exhibit 4.1 to our annual report on Form 10-K for the fiscal year ended December 31, 2025, and any amendments or reports filed for the purpose of updating that description.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed above and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the filing date of the initial registration statement of which this prospectus forms a part and the effectiveness of such registration statement and following the effectiveness of such registration statement until any offering of the securities under the registration statement is terminated or completed.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Northwest Biotherapeutics, Inc.

4800 Montgomery, Lane, Suite 800

Bethesda, MD 20814

Attention: Corporate Secretary

(240) 497-9024

We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus or in any of the documents that are incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

SEC registration fee	$-
Legal fees and expenses	$75,000
Accounting fees and expenses	$25,000
Filing fees and expenses	$5,000
Miscellaneous expenses	$2,000

Total Expenses	$107,000

Item 14. Indemnification of Directors and Officers.

Northwest Biotherapeutics, Inc. is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

(1)	to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

(3)	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of Northwest Biotherapeutics under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Northwest Biotherapeutics’‘ Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, Northwest Biotherapeutics will indemnify any person (and the estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Northwest Biotherapeutics or is or was serving at the request of Northwest Biotherapeutics as a director or officer of another corporation or enterprise. Northwest Biotherapeutics may, in its discretion, similarly indemnify its employees and agents.

Northwest Biotherapeutics’ Certificate of Incorporation, as amended, relieves its directors from monetary damages to Northwest Biotherapeutics or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors and officers from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the director or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to any director, in respect of certain unlawful dividend payments or stock redemptions or repurchases, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to any officer, in any action by or in the right of the corporation.

Northwest Biotherapeutics has entered into indemnification agreements with its non-employee directors that require Northwest Biotherapeutics to indemnify such persons against all expense, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement which are actually incurred in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative to which such person is, was or is threatened to be made a party or witness or other participant in, by reason of the fact that such person is or was a director of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Northwest Biotherapeutics (and its stockholders in the case of an action by or in the right of the Company), and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful and provided, further, that Northwest Biotherapeutics has determined that such indemnification is otherwise permitted by applicable law. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Northwest Biotherapeutics currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Northwest Biotherapeutics.

Item 15. Recent Sales of Unregistered Securities

Information regarding sales of unregistered securities is included in Note 9. Outstanding Debt in the Notes to the Consolidated Financial Statements in Part II, Item 8, Financial Statements and Supplementary Data, in our Annual Report on Form 10-K for the year ended December 31, 2025.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION

3.1	Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Amendment No. 1 to the Registration Statement on Form S-1(File No. 333-134320) on July 17, 2006).

3.2	Amendment to Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K on June 22, 2007).

3.3	Amendment to Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Quarterly Report on Form 10-Q on May 21, 2012).

3.4	Amendment to Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K on September 26, 2012).

3.5	Amendment to Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K on January 13, 2023).

3.6	Amendment to Seventh Amended and Restated Certificate of Incorporation (incorporated by reference to exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K on January 2, 2026).

3.7	Third Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K on June 22, 2007).

3.8	Amendment to Third Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K on December 11, 2012).

3.9	Certificate of Designations of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K on July 26, 2022).

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-67350) on November 14, 2001).

4.2	Description of Securities (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K Filed on April 15, 2026).

4.3	Form of Warrant Agency Agreement by and between Northwest Biopharmaceuticals, Inc. and Computershare Trust Company, N.A. and Form of Warrant Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Form S-1 on December 4, 2012).

10.1	Note and Loan Agreement, dated as of March 14, 2018, by and between Northwest Biotherapeutics, Inc. and Linda F. Powers (incorporated by reference to Exhibit 10.75 filed with the Registrant’s Annual Report on Form 10-K on April 2, 2019).

10.2	Note and Loan Agreement, dated as of March 19, 2018, by and between Northwest Biotherapeutics, Inc. and Linda F. Powers (incorporated by reference to Exhibit 10.76 filed with the Registrant’s Annual Report on Form 10-K on April 2, 2019).

10.3	Contract Relating to Sale of Spicers, Sawston, Cambridge, dated as of December 5, 2018, by and between Aracaris Capital Limited and Huawei Technologies Research & Development (UK) Limited (incorporated by reference to Exhibit 10.79 filed with the Registrant’s Annual Report on Form 10-K on April 2, 2019).

10.4	Lease Relating to Vision Centre, Sawston, Cambridge, by and between Aracaris Capital Limited and Aracaris Limited, dated as of December 14, 2018 (incorporated by reference to Exhibit 10.80 filed with the Registrant’s Annual Report on Form 10-K on April 2, 2019).

10.5	Equity Compensation Plan, dated May 29, 2020 and as amended on February 25, 2022 (incorporated by reference to Exhibit 10.5 filed with the Registrant’s Annual Report on Form 10-K on March 31, 2025).

10.6	Sub-lease Agreement, dated December 31, 2021, by and between Aracaris Ltd. and Northwest Biotherapeutics, Inc. (collectively the “Sub-Lessor”) and Advent BioServices, Ltd. (the “Sub-Lessee”) (incorporated by reference to Exhibit 10.87 of the Registrant’s Annual Report on Form 10-K filed on March 1, 2022).

10.7	Loan Agreement, dated April 26,2024, by and between Northwest Biotherapeutics, Inc. and Streeterville Capital, L.L.C. (incorporated by reference to Exhibit 10.8 filed with the Registrant’s Annual Report on Form 10-K on March 31, 2025).

10.8	Stock Purchase Agreement, dated June 4, 2024, by and between Northwest Biotherapeutics, Inc. and SIO Capital Management LLC (incorporated by reference to Exhibit 10.9 filed with the Registrant’s Annual Report on Form 10-K on March 31, 2025).

10.9	Loan Agreement, dated October 18, 2024, by and between Northwest Biotherapeutics, Inc. and Streeterville Capital, L.L.C (incorporated by reference to Exhibit 10.10 filed with the Registrant’s Annual Report on Form 10-K on March 31, 2025).

10.10	Standby Equity Purchase Agreement, dated December 19, 2024, by and between Northwest Biotherapeutics, Inc. and YA II PN, LTD (incorporated by reference to Exhibit 10.11 filed with the Registrant’s Annual Report on Form 10-K on March 31, 2025).

10.11	Supplemental Agreement, dated June 30, 2025, by and between Northwest Biotherapeutics, Inc. and YA II PN, LTD (incorporated by reference to Exhibit 10.11 filed with the Registrant’s Annual Report on Form 10-K on April 15, 2026).

10.12	Supplemental Agreement, dated November 14, 2025, by and between Northwest Biotherapeutics, Inc. and YA II PN, LTD (incorporated by reference to Exhibit 10.11 filed with the Registrant’s Annual Report on Form 10-K on April 15, 2026).

10.13	Loan Agreement, dated March 7, 2025, by and between Northwest Biotherapeutics, Inc. and Streeterville Capital, L.L.C. (incorporated by reference to Exhibit 10.13 filed with the Registrant’s Annual Report on Form 10-K on April 15, 2026).

10.14	Loan Agreement, dated June 26, 2025, by and between Northwest Biotherapeutics, Inc. and Streeterville Capital, L.L.C. (incorporated by reference to Exhibit 10.14 filed with the Registrant’s Annual Report on Form 10-K on April 15, 2026).

10.15	Loan Agreement, dated October 27, 2025, by and between Northwest Biotherapeutics, Inc. and Streeterville Capital, L.L.C. (incorporated by reference to Exhibit 10.15 filed with the Registrant’s Annual Report on Form 10-K on April 15, 2026).

10.16	Acquisition Agreement, dated August 27, 2025, by and among Northwest Biotherapeutics, Inc., Toucan Holdings LLC, and Advent BioServices, Ltd. (incorporated by reference to Exhibit 10.16 filed with the Registrant’s Annual Report on Form 10-K on April 25, 2026).

*5.1	Opinion of Gibson, Dunn & Crutcher LLP.

*23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

*23.2	Consent of Cherry Bekaert LLP, Independent Registered Public Accounting Firm.

**24.1	Power of Attorney. Incorporated by reference from Exhibit 24.1 to the Registration Statement on Form S-3 (File No. 333-291044) filed with the Securities and Exchange Commission on October 24, 2025.

**107	Filing Fee Table

*	Filed herewith

**	Previously filed.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant t has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bethesda, State of Maryland, on this 16th day of April, 2026.

NORTHWEST BIOTHERAPEUTICS, INC.

By:	/s/ Linda F. Powers
Name: Linda F. Powers
Title: President, Chief Executive Officer
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer) and
Chairperson of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Linda F. Powers	President and Chief Executive Officer (Principal Executive Officer,	April 16, 2026
Linda F. Powers	Principal Financial Officer and Principal Accounting Officer),
Chairperson of the Board of Directors

*	Chief Scientific Officer, Secretary and Director	April 16, 2026
Dr. Alton Boynton

*	Director	April 16, 2026
J. Cofer Black

*	Director	April 16, 2026
Dr. Navid Malik

*	Director	April 16, 2026
Raghunathan Sarma

* By:	/s/ Linda F. Powers
Linda F. Powers
Attorney-in-fact